UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

Imperva, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California (Address of Principal Executive Offices)		94065 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2018, Imperva, Inc., a Delaware corporation (“Imperva” or the “Company”) and its wholly-owned subsidiary Pahlmeyer Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prevoty, Inc., a Delaware corporation (“Prevoty”) and Fortis Advisors LLC, as the Securityholders’ Agent.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Prevoty (the “Merger”), and upon consummation of the Merger, Merger Sub will cease to exist and Prevoty will become a wholly-owned subsidiary of Imperva. Upon consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), all outstanding vested shares of Prevoty capital stock and vested options to purchase Prevoty capital stock will be cancelled in exchange for an aggregate of $140 million in cash, subject to potential working capital and other adjustments. Outstanding unvested shares of Prevoty stock will be exchanged for an aggregate of approximately $0.6 million, subject to continued vesting. In addition, Imperva will assume unvested options to purchase Prevoty capital stock held by persons who will join Imperva as service providers following the Closing and Imperva has agreed to file a Registration Statement on Form S-8 covering these unvested Prevoty options. Upon the Closing, Imperva also expects to grant restricted stock units under the Company’s Amended and Restated 2015 Equity Inducement Plan to Prevoty employees valued at approximately $4.6 million based on the average closing price of the six trading days preceding July 24, 2018 of $56.35 per share.

The Merger Agreement contains customary representations and warranties by Imperva, Merger Sub and Prevoty. The Closing of the Merger is subject to several closing conditions, including, among other things, (i) the accuracy, in all material respects, of the representations and warranties of the parties at the Closing, (ii) compliance in all material respects by the parties with their respective covenants, (iii) 75% of all Prevoty employees and certain key employees and vice presidents accepting employment offers from Imperva and (iv) other customary closing conditions. The Merger is anticipated to close in the third quarter of 2018 and either Imperva or Prevoty may terminate the Merger Agreement if the Closing has not occurred on or before October 23, 2018.

The Merger Agreement also contains customary covenants of Prevoty, including, among other things, covenants to conduct its business in the ordinary course between the execution of the Merger Agreement and the Closing and not to engage in specified types of transactions during such period (including restrictions on solicitation of proposals with respect to alternative transactions). Pursuant to the Merger Agreement, following the Closing, the Prevoty securityholders receiving a portion of the cash consideration have agreed to indemnify Imperva for certain losses related to breaches of representations or warranties and covenants, among other things, and subject to limits specified in the Merger Agreement. As security for such indemnification obligations, the parties agreed that, at the Closing, an amount equal to $21 million in cash shall be deposited into an escrow fund for a period of 18 months (subject to specified exceptions) as security for the indemnification obligations of the Prevoty securityholders.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement are subject to qualifications and limitations agreed to by the respective parties, including information contained in confidential schedules exchanged between the parties, were made only for the purposes of such agreement and as of specified dates and were solely for the benefit of the parties to such agreement. A number of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors are not third party beneficiaries under the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement or the date of the Closing, which subsequent information may or may not be fully reflected in Imperva’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Prevoty, Imperva, or any of their respective subsidiaries or affiliates.

A copy of the press release issued by Imperva on July 26, 2018 concerning the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2018, Imperva issued a press release announcing its financial results for the quarter ended June 30, 2018. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.2 to this Current Report, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any registration statement or other document filed by Imperva with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among Imperva, Inc., Pahlmeyer Acquisition Sub, Inc., Prevoty, Inc. and Fortis Advisors LLC, dated as of July 25, 2018

99.1	Press release about the acquisition of Prevoty, Inc. issued by Imperva, Inc., dated July 26, 2018

99.2	Press release issued by Imperva, Inc., dated July 26, 2018

*	Schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: July 26, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer

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